                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

                         Date of Report: August 8, 1996

                                XTRA Corporation
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                1-7654                     06-0954158
- --------------------------------------------------------------------------------
State of incorporation               (Commission                (IRS Employer
of organization                      File Number)          Identification No.)


60 State Street, Boston, MA                                             02109
- --------------------------------------------------------------------------------
(Address of principal executive offices)                             Zip Code


Registrant's telephone number including area code:  (617) 367-5000
- --------------------------------------------------------------------------------



                                      N/A
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5 - Other Events:
- ----------------------


On August 1, 1996, XTRA Corporation issued a press release disclosing certain financial information for the third fiscal quarter ended June 30, 1996, which financial information is contained herein on pages 3-5.

                       XTRA CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED INCOME STATEMENTS
           (Millions of dollars except per share and share amounts)
                                  (Unaudited)

                                                  Three Months Ended           Nine Months Ended
                                                       June 30,                     June 30,
                                                  ---------------------       ---------------------
                                                      1996      1995             1996       1995
                                                  ---------    --------       --------     --------
Revenues                                             $ 101.4   $  86.3          $ 314.7    $269.6

Operating expenses
     Depreciation and lease financing                   36.4      28.2            109.1      81.4
     Rental equipment operating expense                 25.0      20.6             73.9      62.0
     Selling & administrative expense                   10.2       8.4             31.2      24.7
                                                     -------    ------           ------    ------
                                                        71.6      57.2            214.2     168.1
                                                     -------    ------           ------    ------

          Operating income                              29.8      29.1            100.5     101.5

Interest expense                                        16.7       9.0             49.8      25.4
Foreign exchange loss                                      -         -              0.4         -
                                                     -------    ------           ------    ------
          Income before provision for income taxes      13.1      20.1             50.3      76.1

Provision for income taxes                               5.3       8.3             20.4      31.6
                                                     -------    ------           ------    ------

Net income                                               7.8      11.8             29.9      44.5
                                                     =======    ======           ======    ======

Earnings per share                                   $  0.49   $  0.70           $ 1.85    $ 2.62

Weighted average shares outstanding (in 0,000's)      15,995    16,860           16,179    16,979


                       XTRA CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Millions of dollars)

                                              June 30,
                                                1996          September 30,
                                             (Unaudited)          1995
                                           ---------------   ---------------
Assets
   Receivables, net                       $           98    $           98

   Property & Equipment, net                       1,438             1,398

   Other Assets                                       31                27
                                           ---------------   ---------------

Total Assets                              $        1,567    $        1,523
                                           ===============   ===============

Liabilities & Stockholders' Equity

   Other Liabilities                      $           66    $           73

   Debt                                              939               897

   Deferred Income Taxes                             215               194

   Stockholders' Equity                              347               359
                                           ---------------   ---------------

Total Liabilities & Stockholders' Equity  $        1,567    $        1,523
                                           ===============   ===============

Net Debt Outstanding                      $          931    $          891
                                           ===============   ===============

                          XTRA CORPORATION AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Millions of dollars)
                                  (Unaudited)


                                                        Nine Months Ended June 30,
                                                       1996                    1995
                                                       ----                    ----
Cash Provided from Operations                        $  190                 $  166


Cash Used for Investment Activities                    (190)                  (598)*


Cash Used for Financing Activities                      (40)                   (16)
                                                      ------                -------
Increase in Net Debt Outstanding
    (Debt - Cash)                                     $ (40)                $ (448)
                                                      ======                =======

* Includes $360 million for the acquisition of the net assets of Matson Leasing Company, Inc.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                     XTRA CORPORATION
                                          -------------------------------------
                                                    (Registrant)



Date:    August 8, 1996                         /s/ Michael J. Soja
      ---------------------               --------------------------------------
                                                   Michael J. Soja
                                                   Vice President and
                                                    Chief Financial Officer



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